EXHIBIT 5.1

                               [BTP&M LETTERHEAD]

                                  May 22, 1996


Infosafe Systems, Inc.
342 Madison Avenue
New York, New York  10173

Gentlemen:

         You have requested our opinion with respect to the offering and sale by certain stockholders of the Company (the "Selling Stockholders") of an aggregate of 690,625 shares, including 357,000 shares issuable upon exercise of warrants (the "Shares") of Class A Common Stock, par value $.01 per share (the "Common Stock"), of Infosafe Systems, Inc., a Delaware corporation (the "Company"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act").

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of officers and responsible employees and agents of the Company.

         Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized and when sold, paid for and issued as contemplated by the Registration Statement will be duly and validly issued and fully paid an nonassessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as counsel to the Company in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.


                                           Very truly yours,


                                           BACHNER, TALLY, POLEVOY & MISHER LLP